EXHIBIT 99.1

Tuesday, September 29, 2020

Contact:	Jason Long, CFO and Secretary (804) 843-2360

C&F Financial Corporation Announces

Issuance of $20 Million of Subordinated Notes

Toano, Va., September 29, 2020 – C&F Financial Corporation (the Corporation) (NASDAQ:CFFI), the one-bank holding company for C&F Bank, announced today that it has completed the issuance of $20 million in aggregate principal amount of 4.875% fixed-to-floating rate subordinated notes due in 2030 (the Notes) in a private placement transaction. The Notes will initially bear interest at a fixed rate of 4.875% for five years and will reset quarterly thereafter at the then current three month SOFR plus 475.5 basis points. The Notes may be redeemed by the Corporation beginning on September 30, 2025. The Notes are structured to qualify as Tier 2 capital of the Corporation under regulatory guidelines for bank holding companies. The proceeds from the issuance will be used for general corporate purposes and to support future growth opportunities.

Piper Sandler & Co. acted as financial advisor to the Corporation, and Troutman Pepper Hamilton Sanders LLP acted as the Corporation’s legal counsel.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

About C&F Financial Corporation

C&F Bank operates 32 retail bank branches and three commercial loan offices located throughout the Hampton to Charlottesville corridor and the Northern Neck region in Virginia and offers full wealth management services through its subsidiary C&F Wealth Management, Inc. C&F Mortgage Corporation, and its subsidiary C&F Select LLC provide mortgage loan origination services through offices located in Virginia, Maryland, North Carolina, South Carolina and West Virginia. C&F Finance Company provides automobile, marine and RV loans through indirect lending programs offered in Alabama, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Minnesota, Missouri, New Jersey, North Carolina, Ohio, Pennsylvania, Tennessee, Texas, Virginia and West Virginia through its offices in Richmond and Hampton, Virginia.

Additional information regarding the Corporation’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the Corporation’s website at http://www.cffc.com.

EXHIBIT 99.1

Tuesday, September 29, 2020

Contact:	Jason Long, CFO and Secretary (804) 843-2360

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact. Statements in this press release which express “belief,” “intention,” “expectation,” “potential” and similar expressions, or which use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “intend,” “should,” “could,” or similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of the Corporation’s management, as well as assumptions made by, and information currently available to, the Corporation’s management. These statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be accurate. Actual results could differ materially from those anticipated or implied by such statements. Forward-looking statements in this press release may include, without limitation, statements regarding the future use of the proceeds from the sale of the Notes and the qualification of the Notes as Tier 2 capital under bank regulatory guidelines. Factors that could have a material adverse effect on the operations and future prospects of the Corporation include, but are not limited to, changes in: (1) interest rates, such as volatility in yields on U.S. Treasury bonds and increases or volatility in mortgage rates, (2) general business conditions, as well as conditions within the financial markets, (3) general economic conditions, including unemployment levels, and slowdowns in economic growth, especially related to further and sustained economic impacts of the COVID-19 pandemic, including the steps the Corporation takes in response to COVID-19, the severity and duration of the pandemic, including whether there is a “second wave” as a result of loosening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein, (4) the legislative/regulatory climate, regulatory initiatives with respect to financial institutions, products and services, the Consumer Financial Protection Bureau (CFPB) and the regulatory and enforcement activities of the CFPB, and the application of the Basel III capital standards to C&F Bank, (5) the effect of the Economic Growth Regulatory Relief and Consumer Protection Act of 2018 (the Act) and changes in the effect of the Act due to issuance of interpretive regulatory guidance or enactment of corrective or supplemental legislation, (6) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, and the effect of these policies on interest rates and business in our markets, (7) the value of securities held in the Corporation’s investment portfolios, (8) the quality or composition of the loan portfolios and the value of the collateral securing those loans, (9) the inventory level and pricing of used automobiles, including sales prices of repossessed vehicles, (10) the level of net charge-offs on loans and the adequacy of our allowance for loan losses, (11) the level of indemnification losses related to mortgage loans sold, (12) demand for loan

EXHIBIT 99.1

Tuesday, September 29, 2020

Contact:	Jason Long, CFO and Secretary (804) 843-2360

products, (13) deposit flows, (14) the strength of the Corporation’s counterparties and the economy in general, (15) competition from both banks and non-banks, including competition in the non-prime automobile finance markets, (16) demand for financial services in the Corporation’s market area, (17) reliance on third parties for key services, (18) the commercial and residential real estate markets, (19) demand in the secondary residential mortgage loan markets, (20) the Corporation’s technology initiatives and other strategic initiatives, (21) the Corporation’s branch consolidations, (22) cyber threats, attacks or events, (23) expansion of C&F Bank’s product offerings, (24) accounting principles, policies and guidelines, and elections by the Corporation thereunder, and (25) the ability of the Corporation and C&F Bank to realize the anticipated benefits of the acquisition of Peoples Bankshares, Incorporated. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. For additional information on risk factors that could affect the forward-looking statements contained herein, see the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the SEC.